SECURITIES AND EXCHANGE COMMISSION
                                           Washington, D.C. 20549


                                                  Form 8-K



                              Current Report Pursuant to Section 13 or 15(d) of
                                         The Securities Act of 1934





Date of Report (Date of earliest event reported)      April 2, 1996



                  TGC Industries, Inc.
(Exact name of registrant as specified in its charter)





                 Texas                                     74-2095844
            (State or other                             (I.R.S. Employer
            jurisdiction of                            Identification No.)
            incorporation)




                  1304 Summit Avenue, Suite 2, Plano, Texas     75074
                 (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code: (214) 881-1099



Item 5.  Other Events

         At a special (telephone) meeting of the Board of Directors of TGC Industries, Inc. (the "Company") held on April 2, 1996, the Board approved an Amendment to the Company's Warrant Agreement governing the Company's outstanding Warrants for the purpose of reducing the current exercise price of $1.50 (or $2.00 after January 31, 1997) per share of the Company's Common Stock to
$0.375 per share of such Stock. The Board determined that this reduction in exercise price shall be effective April 22, 1996, through the expiration date of the Warrants on July 31, 1998.

        The Board of Directors took this action in response to the fact that the current exercise price of the Warrants was substantially in excess of the current market price of the Company's Common Stock, which, as of the date of the Board's action, was $0.375 per share. The Board believed that, with this reduction in exercise price, there would be a greater opportunity for the Company to obtain additional equity financing needed in the Company's business operations.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TGC INDUSTRIES, INC.



April 22, 1996                             By:      /s/ Rice M. Tilley, Jr.
                                                    Rice M. Tilley, Jr.,
                                                     Assistant Secretary